EX-5
                              Opinion re Legality


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                                      October 11, 2000



Securities and Exchange Commission
Division of Corporation Finance

Filing Room #1004
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   American Communications Enterprises, Inc.
            2000 Stock Plan

Ladies and Gentlemen:

      I have reviewed and am familiar with the referenced plan, and the Articles of Incorporation and bylaws of American Communications Enterprises, Inc. In my opinion, upon sale pursuant to an effective Registration Statement on Form S-8, the securities to be issued under the plan will be validly issued, fully paid and nonassessable. I hereby consent to the inclusion of my opinion in such Registration Statement on Form S-8.

                                    Sincerely,

                                    THOMAS P. MCNAMARA, P.A.


                                    By:__/s/ Thomas P. McNamara________
                                         Thomas P. McNamara







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